Exhibit 10.05
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 31, 2006, is entered into by and between WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation formerly known as Congress Financial Corporation (Western) (“Lender”), and ECOST.COM, INC., a Delaware corporation, (“Borrower”).
RECITALS
     A. Borrower and Lender have previously entered into that certain Loan and Security Agreement dated August 3, 2004, as amended by that certain First Amendment to Loan and Security Agreement dated November ___, 2005, and as modified by that certain letter agreement dated November 29, 2005 (such letter agreement, the “Consent”) (as amended, restated, supplemented or otherwise modified at any time or from time to time, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrower.
     B. Borrower has entered into that certain Agreement and Plan of Merger dated as of November 29, 2005 (the “Merger Agreement”), by and among Borrower, Red Dog Acquisition Corp., a Delaware corporation (“Merger Sub”) and PFSweb, Inc., a Delaware corporation (“PFSweb”), which Merger Agreement provides for the merger of Merger Sub with and into Borrower.
     C. Pursuant to the Consent, and subject to the terms and conditions set forth therein, Lender has consented to the Merger Agreement and the transactions contemplated thereby (such agreement and transactions, collectively, the “Merger”).
     D. On February 1, 2006, Merger Sub merged with and into Borrower, with Borrower as the surviving corporation.
     E. Lender and Borrower now wish to amend the Loan Agreement on the terms and conditions set forth herein.
     F. Each of Borrower and Lender is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Defined Terms. Unless otherwise defined in this Amendment, any initially capitalized terms used in this Amendment shall have the respective meanings ascribed thereto in the Loan Agreement.

     2. Amendments to Loan Agreement.
          (a) Section 1 of the Loan Agreement is hereby amended by adding the following definition as Section 1.79 of the Loan Agreement:
          “1.79 “PFSweb” shall mean PFSweb, Inc., a Delaware corporation.
          (b) The following words shall be added after the words “forty five (45) days after the end of each fiscal month ” in clause (i) of the third sentence of Section 9.6(a) of the Loan Agreement:
“for each of the monthly periods ending up to and including December 31, 2006 and within thirty five (35) days for any periods thereafter”
          (c) Clause (ii) of the third sentence of Section 9.6(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“(ii) within ninety (90) days after the end of each fiscal year, consolidated financial statements and consolidating financial statement of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with a certificate of Borrower’s chief financial officer that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.”
          (d) The following sentence is hereby added at the end of Section 9.6(c) of the Loan Agreement:
“Borrower shall also promptly after the filing thereof furnish or cause to be furnished to Lender copies of all reports and statements which PFSweb files with the Securities and Exchange Commission, including without limitation any Form 10-K annual report and Form 10-Q quarterly report which, for periods from after February 1, 2006, shall include a segment break out of Borrower when required.”
          (e) Section 9.9 of the Loan Agreement is hereby amended by (i) deleting the word “and” at the end of Section 9.9(e), (ii) deleting the period at the end of Section 9.9(f) and adding “; and” in the place of such deleted period, and (iii) adding the following as Section 9.22(g):
“(g) Indebtedness of Borrower or any Subsidiary of Borrower under a loan agreement or similar contractual arrangements for any loan by PSFweb or its Affiliates to Borrower or such Subsidiary; provided that no payment may be made on account of such Indebtedness if an Event of Default has occurred and is continuing or would result from such payment, or if such payment would reduce the total of the principal sum of such Indebtedness outstanding plus capital advances paid in cash to Borrower by PFSweb or its affiliates to an amount less than Two Million Dollars ($2,000,000).
          (f) Section 9.12 of the Loan Agreement is hereby amended by adding the following immediately before the period at the end of such Section:
“and except for any repayments of Indebtedness permitted by Section 9.9(g) hereof.”
          (g) Section 9.17 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“9.17 Adjusted Tangible Net Worth. Borrower shall maintain a sum of Adjusted Tangible Net Worth plus the amount of any Indebtedness on account of any loan by PFSweb or its Affiliates to Borrower of not less than One Million Dollars ($1,000,000) as of the last day of each month commencing December 31, 2005.”
     3. Amendments to Consent. Section 3 of the Consent shall hereby be amended and restated to read in its entirety as follows:
“3. Availability Created by Eligible Inventory. Notwithstanding anything to the contrary in the Loan Agreement or any other Financing Agreement, any availability of Borrower that is created by or with respect to Eligible Inventory shall be subject to Borrower providing reports of Eligible Inventory in form and substance satisfactory to Lender.”
Additionally, Section 4 of the Consent (Reduction of Eligible Inventory Sublimit) is hereby deleted in its entirety. Except as specifically amended above, all of the terms and provisions of the Consent shall continue to be in full force and effect (including without limitation Section 5 thereof regarding a Reserve equal to One Million Dollars ($1,000,000)).
     4. Waivers. Lender waives the requirement that the monthly financial statements as required in clause (i) of the third sentence of Section 9.6(a) of the Loan Agreement for the fiscal months of January 2006 and February 2006 be furnished to Lender within forty-five (45) days of fiscal month end, provided, that, such statements shall be furnished to Lender no later than April 30, 2006. Lender further waives the requirements that the annual financial statements as required in clause (ii) of that third sentence for the fiscal year ended December 31, 2005 be audited and accompanied by the opinion of independent certified public accountants and be furnished to Lender within ninety (90) days of fiscal year end, provided, that, such statements shall be certified to be correct by the vice president controller of Borrower and shall be furnished to Lender no later than April 30, 2006. Except as specifically provided above, all of the financial statements and other documents described in Section 9.6(a) of the Loan Agreement shall be furnished to Lender as and when required in Section 9.6(a) as amended above.
     5. Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

          (a) Amendment. Lender shall have received this Amendment in form and substance satisfactory to Lender in all respects, duly executed by Borrower in a sufficient number of counterparts for distribution to all parties.
          (b) Guaranty. Lender shall have received a Guaranty in form and substance satisfactory to Lender in all respects, duly executed by PFSweb and covering all Obligations of Borrower to Lender, together with a certified copy of its board of directors resolutions and such other documents as Lender may require to establish the due power and authority of PFSweb to execute and deliver, and the due execution and delivery of, such Guaranty.
          (c) Amendment Fee. Lender shall have received an amendment fee in the amount of Forty-Five Thousand Dollars ($45,000), which fee is fully earned as of and due and payable on the date hereof.
          (d) Representations and Warranties. The representations and warranties set forth herein and in each Financing Agreement (after giving effect to this Amendment) shall be true and correct (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof).
          (e) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as applicable, and shall be in form and substance satisfactory to Lender in all respects.
     6. Representations and Warranties. Borrower represents and warrants to Lender as follows:
          (a) Authority and Due Execution. Borrower has all requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby). The execution, delivery and performance by Borrower of this Amendment (i) are within the power of Borrower, (ii) have been duly authorized and approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions, and (iii) have received all necessary governmental approvals, if any, and do not contravene any law or any contractual obligations or restrictions binding on Borrower.
          (b) Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.
          (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct on and as of the date hereof as though made on and as of the date hereof provided Lender acknowledges that Borrower has heretofore given notice to Bank that since the date of the last audited financial statements provided by Borrower to Lender, Borrower has experienced significant operating losses and additionally a large customer owing the Borrower approximately $2 million is insolvent.
          (d) No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.
     7. Governing Law. The validity, interpretation, construction and enforcement of this Amendment and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the internal laws of the State of California but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.
     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.
     9. Reference to and Effect on the Financing Agreements.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.
          (b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects reaffirmed, ratified, approved and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.
          (d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.
     10. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, and without limiting Borrower’s rights to contest Lender’s monthly statements in accordance with Section 6.2 of the Loan Agreement,

Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.
     11. No Waiver. The execution of this Amendment and acceptance of any other documents related hereto shall not be deemed to be a waiver of any Event of Default under the Loan Agreement or any breach, default or event of default under any other Financing Agreement, whether or not known to Lender and whether or not existing on the date of this Amendment.
     12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of Borrower and Lender and their respective successors and assigns.
     13. Captions and Headings. The captions or section headings at various places in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.
     14. Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
     15. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.
     17. No Other Changes. Except as explicitly amended or modified by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

ECOST.COM, INC.

By:

Name:
Title:

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN)

By:

Name:
Title: